UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 1, 2002



                            DAKOTA IMAGING, INC.
       (Exact name of registrant as specified in charter)


     North Dakota                                           45-0420093
     (State of other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)               Identification Number)

     4483 West Reno Avenue
     Las Vegas, Nevada                                           89118
     (Address of Principal Executive Office)                (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Effective February 8, 2002 the Registrant completed a reverse triangular merger between Dakota Subsidiary Corp. ("DSC"), a wholly owned subsidiary of the Registrant, and Voyager Ventures, Inc., a Nevada corporation ("Voyager"), whereby the Registrant issued 3,660,000 shares of its Series A preferred stock in exchange for 100% of Voyager's outstanding common stock. Pursuant to the terms of the merger, Voyager merged with DSC wherein DSC ceased to exist and Voyager became a wholly owned subsidiary of the Registrant.

The Series A preferred stock carries the following rights and preferences:

*    10 to 1 voting rights per share;
* Each share has 10 for 1 conversion rights to shares of common stock (every 1 share of Series A preferred stock has the right to convert into 10 shares of common stock)
*    No redemption rights
*    No face value

Concurrent with the closing of the Merger, 1,860,000 shares of the Series A preferred stock was immediately converted into 18,860,000 shares of common stock.

Pursuant to current North Dakota law the Registrant did not need the approval of its shareholders to consummate the Merger.

Further, pursuant to the terms of the Merger Agreement, the board of directors of the Registrant, consisting of Lawrence Nieters, JoEll Nieters and Frances Hedman, appointed Gregg Giuffria, Veldon Simpson, and Richard Hannigan as new directors of the Registrant to serve until the next annual meeting of shareholders, or until their successors have been elected. Following their appointment of new directors, Lawrence Nieters, JoEll Nieters and Frances Hedman resigned as directors of the Registrant.

A copy of the Agreement and Plan of Merger and the Certificate of Merger between DSC and Voyager are filed as exhibits to this Current Report and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the terms and conditions of the merger, the Registrant issued 3,660,000 shares of Series A preferred stock in exchange for 100% of Voyager's outstanding common stock. Voyager will now operate as a wholly owned subsidiary of the Registrant.

In addition, the Registrant executed a Property Transfer Agreement with certain of its shareholders wherein certain assets of the Registrant were transferred to Lawrence Nieters, and Joell Nieters, in exchange for Forty-Seven Million (47,000,000) shares of common stock held by Lawrence Nieters, and Joell Nieters. A copy of the Property Transfer Agreement is attached as an exhibit to this current report.

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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

In January 2002, the Registrant effectuated a 5 for 1 forward split of its 11,723,000 then issued and outstanding shares of common stock resulting in the Registrant having 58,615,000 shares of issued and outstanding common stock. Concurrent with the closing of the Merger and the execution of the Property Transfer Agreement, 47,000,000 shares of the Registrant's common stock was cancelled. Additionally, simultaneously upon closing of the Merger 1,860,000 shares of the Series A preferred stock immediately converted into 18,860,000 shares of common stock, resulting in 30,475,000 shares of common stock issued and outstanding as of the date of this current report.

Concurrent with the consummation of the Merger, the Registrant transferred its principal executive office to 4483 West Reno Avenue, Las Vegas, NV 89118.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Pursuant to the terms of the Merger Agreement, the board of directors of the Registrant, consisting of Lawrence Nieters, JoEll Nieters and Frances Hedman, appointed Gregg Giuffria, Veldon Simpson, and Richard Hannigan as new directors of the Registrant to serve until the next annual meeting of shareholders, or until their successors have been elected. Following their appointment of new directors, Lawrence Nieters, JoEll Nieters and Frances Hedman resigned as directors of the Registrant.

ITEM 7.   FINANCIAL STATEMENTS

Audited and pro-forma financial statements of Voyager shall be filed within 75 days of closing of the Merger pursuant to Item 310(c)(v) of Regulation S-B.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

2    Agreement and Plan of Merger dated February 1, 2002 (attached)
3i   Certificate of Merger (attached)
10   Property Transfer Agreement (attached)

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             DAKOTA IMAGING, INC.


                                        By:/s/ Richard Hannigan
                                             Richard Hannigan, President


Date: February 14, 2002